  Exhibit 10.1

AMENDMENT AGREEMENT
between
Conrent Invest S.A. acting on behalf of its compartment “Safety 2” as Lender
and
Track Group, Inc. as Borrower

relating to the facility agreement dated 30 December 2013 as amended and restated on 30 June 2015
19 July 2018

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-Table of Contents

THIS AMENDMENT AGREEMENT is dated 19 July 2018 and is made

BETWEEN

(1)
Conrent Invest S.A., a public limited liability company (société anonyme), incorporated under the laws of the Grand Duchy of Luxembourg and having its registered office at 283, Route d’Arlon, L-8011 Strassen, Grand-Duchy of Luxembourg, registered with the Luxembourg trade and companies register under number B 170.360 (the “Company”), acting on behalf of its Compartment “Safety2”, (the “Lender”);

AND

(2)
Track Group, Inc. (formerly known as SecureAlert, Inc.), a Delaware corporation, having its registered office at business office at 200 East 5th Avenue, Suite 100, Naperville, Illinois 60563, United States of America (the “Borrower”).

Each of the Finance Party and the Borrower will be individually referred to hereinafter as a “Party” and collectively as the “Parties”.

WHEREAS:

(A)
Pursuant to a facility agreement dated 30 December 2013, Tetra House Pte. Ltd. (the “Initial Lender”) made a term loan available to the Borrower for an aggregate amount of USD 25,000,000 (twenty-five million U.S. Dollars) (the “Original Agreement”).

(B)
By a transfer certificate dated 10 January 2014, the Original Lender transferred by novation all its rights and obligations under the Original Agreement to the Lender.

(C)
By a letter dated 10 June 2015, the Borrower requested the Lender, inter alia, (i) to increase the amount of the Facility granted under the Original Agreement from USD 25,000,000 (twenty-five million U.S. Dollars) to USD 30,400,000 (thirty million four hundred thousand U.S. Dollars) and (ii) to extend the maturity of the Original Agreement through 31 July 2018.

(D)
The Lender has issued debt securities to investors (the “Noteholders”) in order to finance the loans provided under the Original Agreement.

(E)
After having received the written consent from its then existing Noteholders, the Lender agreed to amend the Original Agreement and have such Original Agreement amended and restated.

(F)
As a consequence thereof, the Parties entered into an amended and restated facility agreement effective 30 June 2015 (Original Agreement, as amended and restated, the “Facility Agreement”). As of the date of the Facility Agreement, and due to the amendments and restatements effective as of 30 June 2015, (i) the aggregate amount of the Facility is USD 30,400,000 (thirty million four hundred thousand U.S. Dollars) and (ii) the maturity of the Facility is 31 July 2018.

(G)
The Outstanding Principal Amount (as defined in the Facility Agreement) of the Facility as of the date of this Agreement is USD 30,400,000 (thirty million four hundred thousand U.S. Dollars).

(H)
(a) As of 30 June 2018, accrued and unpaid interest on the Outstanding Principal Amount equals USD 5,951,644.44 (five million nine hundred fifty one thousand six hundred forty four and forty four cents U.S. Dollars) (the “Unpaid Interest”) and (b) the Borrower is currently exploring alternatives to refinance the Outstanding Principal Amount, which matures on 31 July 2018 under the terms of the Facility Agreement.

(I)
The Borrower requested the Lender for a further extension of the maturity of the Facility Agreement from 31 July 2018 to 1 April 2019 (the “Extension”) by a letter dated 26 February 2018. The Extension does not affect the terms of the Facility Agreement and this Agreement only reflects the understanding of the Parties regarding the specific terms applying to the Extension.

(J)
On 26 April 2018, the Lender convened its existing Noteholders to Noteholders meetings for the purpose of, inter alia, considering and, if thought fit, approving the request for the Extension and the subsequent extension of the maturity of the debt securities issued by the Lender to the Noteholders from 31 July 2018 to 1 April 2019 or any alternative restructuring solution that the Lender and the Noteholders present at such meetings may discuss and deem fit (the “Meetings”).

(K)
The Meetings of the Noteholders approved and authorized the Extension, subject to the satisfaction of certain conditions by the Borrower set forth in the resolutions of the Noteholders (the “Noteholders’ Conditions”).

(L)
On 11 May 2018, the Borrower reimbursed the Lender an amount of EUR 12,090.90 (twelve thousand ninety Euro and ninety cents) for expenses associated with the Meeting of the Noteholders held on 26 April 2018.

(M)
By a letter dated 18 May 2018, the Borrower provided responses and explanations to the Noteholders’ Conditions, as set out in Schedule 1 of this Agreement (the “Borrower Letter”).

(N)
By a letter dated 14 June 2018, the Lender informed the Borrower that it notified the Noteholders by separate notices dated 1 June 2018 with respect to the Borrower Letter and that, as of 14 June 2018, none of the Noteholders raised further queries with regards to the Borrower Letter. As a consequence thereof, in the reasonable opinion of the Lender, the Borrower Letter is satisfactory to fulfill the Noteholders’ Conditions and the Lender will proceed with the implementation of the Extension.

(O)
On 2 July 2018, the Borrower paid to the Lender an amount of EUR 46,250 (forty-six thousand two hundred and fifty Euro) as part of the agreed upon budget for costs and expenses incurred by the Lender in connection with the Extension (the “Budget”).

(P)
As a consequence of the above, the Parties have agreed to enter into this Agreement in order to amend the Facility Agreement with effect as of the Effective Date (as defined below).

IT IS AGREED AS FOLLOWS:

1.
RECITALS, DEFINITIONS AND INTERPRETATION

1.1
Recitals (A) through (P) are an integral part hereof.

1.2
Definitions

Unless otherwise defined herein or where the context requires otherwise, words or expressions defined in the Facility Agreement shall have the same meanings in this Agreement (including in the preamble and recitals hereto) and this construction shall survive the termination of this Agreement and of the Facility Agreement.

In addition the following definitions will apply:

“Agreement” means this amendment agreement.

“Effective Date” means 19 July 2018.

1.3
Interpretation

(a)
Section headings are inserted for convenience of reference only and shall be ignored in the construction of this Agreement.

(b)
Words importing the singular shall include the plural and vice-versa.

(c)
References to a document in this Agreement are references to such document as it may be amended, novated, supplemented, extended or restated from time to time.

(d)
References to a person in this Agreement include its successors, transferees, assignees or novated parties.

2.
AMENDMENTS TO THE FACILITY AGREEMENT

2.1
The Parties hereby agree to extend the Facility until the Maturity Date to enable the Borrower to repay the Outstanding Principal Amount, the Unpaid Interest and any accrued interest after 30 June 2018 under the Facility. The Extension does not affect the terms of the Facility Agreement and this Agreement only reflects the understanding of the Parties regarding the specific terms applying to the Extension.

2.2
With effect as of the Effective Date, the definition of “Interest Payment Date” under the Facility Agreement shall read as follows:

““Interest Payment Date” means each of the following dates: (i) 31 January 2019 and (ii) the Maturity Date.”

2.3
With effect as of the Effective Date, the definition of “Maturity Date” under the Facility Agreement shall read as follows:

““Maturity Date” means the earlier of the following dates: (i) 1 April 2019 and (ii) the date the Outstanding Principal Amount is fully repaid by the Borrower pursuant to Section 3.7 (Change of Control).”

2.4
With effect as of the Effective Date, a new Section 3.7 “Change of Control” should be added to the Facility Agreement and shall read as follows:

“3.7 Change of Control

If any person acquires at least 51% of the voting rights or the power to direct or cause the direction of the management and policies of the Borrower, whether through the ownership of voting securities, or by contract, or otherwise (any such event being referred to as a “Change of Control”):

(a)
the board of directors of the Borrower shall promptly notify the Lender upon becoming aware of that event;

(b)
the Lender will immediately cancel the Facility and declare the Outstanding Principal Amount, together with the Unpaid Interest and accrued interest after 30 June 2018, immediately due and payable, whereupon the Outstanding Principal Amount, together with the Unpaid Interest and accrued interest after 30 June 2018, will become immediately due and payable;

(c)
the Borrower undertakes to provide in any contract for a Change of Control that the acquiring person (i) pay or cause the Borrower to pay to the Lender all amounts referred to in Section 3.7(b) above (ii) will agree to terminate the Facility upon payment of all amounts referred to in Section 3.7(b), thereby releasing the parties thereto from any further obligations under this Agreement and (iii) fully cooperate with the Borrower and the Lender with regards to the settlement of the Outstanding Principal Amount, together with the Unpaid Interest and accrued interest after 30 June 2018, under this Agreement. Any such payments shall occur promptly and at the latest within 3 (three) Business Days as from the occurrence of the Change of Control; and

(d)
In this respect, promptly upon receipt of notice of the Change of Control in accordance with Section 3.7(a) above, the Lender will provide the Borrower with a statement of the Outstanding Principal Amount, together with accrued interest, and all other amounts accrued under the Facility and any Finance Documents which remain due to it and the bank account into which the buyer(s) shall direct the payment.

This Section 3.7 does not apply to ETS Limited and ADS Securities LLC (together, the “Controlling Shareholders”), so long as the Controlling Shareholders either alone or collectively, directly or indirectly, own less than 75% of the voting rights of the Borrower.”

2.5
With effect as of the Effective Date:

(a)
Section “3.7 Taxes” of the Facility Agreement should be renumbered as Section “3.8 Taxes”; and

(b)
Section “3.8 Change of Law” of the Facility Agreement should be renumbered as Section “3.9 Change of Law”.

2.6
The Parties hereby agree and the Borrower expressly accepts that except for any amendment to the Facility Agreement made pursuant to this Agreement, all terms and conditions of the Facility Agreement will continue in full force and effect in accordance with its provisions on the date of this Agreement.

2.7
Any references in the Facility Agreement to “this Agreement” shall be read and construed as, and refer to, the Facility Agreement as amended by this Agreement.

2.8
The agreement and acceptance to the amendments in the Facility Agreement by the Lender is without prejudice to, and leaves unaffected, the rights of the Lender under the Facility Agreement other than as directly related to this Agreement.

3.
REPRESENTATIONS AND WARRANTIES

3.1
The Borrower hereby represents and warrants to the Lender that on the date of this Agreement that all necessary corporate action has been taken to authorize the entry into, execution and delivery of this Agreement, and the performance of its obligations thereunder.

3.2
The Borrower hereby represents and warrants to the Lender that the representations and warranties under Section 5 (Representations and Warranties) of the Facility Agreement are true and correct in all material respects as if made as of the Effective Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).

4.
CONDITIONS PRECEDENT

The Extension and the Waiver are subject to the satisfaction or, at the Lender’s discretion, the waiver (in whole or in part) of the following conditions precedent:

(a)
this Agreement shall have been duly authorized, executed and delivered by the Borrower and shall be in full force and effect; and

(b)
the Borrower shall have delivered to the Lender at the latest on the Effective Date the Borrower’s board of directors’ resolution(s) approving the entry into, execution and performance by the Borrower of its obligations under this Agreement.

5.
FEES

On or within 2 (two) Business Days after the execution of this Agreement, the Borrower shall pay to the Lender a final amount of EUR 46,250 (forty-six thousand two hundred and fifty Euro) constituting the remainder of the Budget for all costs and expenses incurred by the Lender in connection with the Extension.

6.
WAIVER

As of the Effective Date, and subject to the fulfilment of the conditions precedent set out under Section 4 above, the Lender waives any and all breaches or defaults under the Original Agreement and the Facility Agreement (the “Waiver”). The Waiver shall prevent the Lender from accelerating the Facility due to the failure by the Borrower to pay accrued Unpaid Interest, and no Default Interest shall be payable so long as all amounts due to the Lender under the Facility Agreement, as amended, including the Outstanding Principal Amount and Unpaid Interest, are paid on or before the Maturity Date. The Waiver shall not have any force and effect if all amounts then due to the Lender under the Facility Agreement, as amended, are not paid on the earlier of (i) an Interest Payment Date, with respect to accrued interests, and (ii) the Maturity Date. The Waiver shall not affect any of the other Lender’s rights and claims under the Facility Agreement.

7.
PARTIAL INVALIDITY

If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any relevant jurisdiction, such provision shall as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The invalid or unenforceable provision shall be deemed replaced by such valid, legal or enforceable provision which comes as close as possible to the original intent of the parties to this Agreement and the invalid, illegal or unenforceable provision. The aforesaid shall apply mutatis mutandis to any gap in this Agreement.

8.
COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts each of which, when so executed and delivered, shall be an original but all the counterparts shall together constitute one and the same instrument.

9.
NOTICES

9.1
All notices or other communications under or in connection with this Agreement and the Facility Agreement shall be given in writing, by electronic mail or by registered letter.

9.2
All notices from the Lender to the Borrower shall be validly made to the last known address of the Borrower.

9.3
A notice given in accordance with the above but received on a day that is not a Business Day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

9.4
The addresses of each Party for all notices under or in connection with this Agreement and the Facility Agreement are:

In relation to the Lender:

Conrent Invest S.A.
acting on behalf of its compartment “Safety 2”
Address:  283, Route d’Arlon, L-8011 Strassen, Grand-Duchy of Luxembourg
Attention to:Simplex SarL, the Sole director of the Company
E-mail: bernd.schmitz@simplex.lu

In relation to the Borrower:

Track Group, Inc.
Address:  200 East 5th Avenue, Suite 100, Naperville, Illinois 60563, United States of America
Attention to:Peter Poli, CFO
E-mail: peter.poli@trackgrp.com

or any other address notified by a Party for this purpose to the other Party by not less than five Business Days’ prior notice.

10.
GOVERNING LAW

Provisions of Section 13 (Governing Law) of the Facility Agreement shall apply mutatis mutandis to this Agreement.

11.
JURISDICTION AND DISPUTE RESOLUTION

Provisions of Section 14 (Jurisdiction and Dispute Resolution) of the Facility Agreement shall apply mutatis mutandis to this Agreement.

12.
SERVICE OF PROCESS

Provisions of Section 15 (Service of Process) of the Facility Agreement shall apply mutatis mutandis to this Agreement.

This Agreement has been entered into in two (2) originals, each Party acknowledging receipt of one, on the date stated at the beginning by:

[Remainder of page intentionally left blank; signature page to follow]

[Signature page of the amendment agreement]

Conrent Invest S.A.
acting on behalf of its Compartment “Safety2”
as Lender
/s/ Heinrich Bernhard By: Simplex S.à r.L. Title: Sole director of the Company Represented by: Mr. Heinrich Bernhard Schmitz Title: Sole manager of Simplex S.à r.L.

Track Group, Inc.
As Borrower
/s/ Peter Poli By: Peter Poli Title: CFO	/s/ Derek Cassell By: Derek Cassell Title: CEO

SCHEDULE 1

Borrower Letter

A-1